    As Filed with the Securities and Exchange Commission on October 29, 2001
                                                             File No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                             MAI SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                             22-2554549
(State or Other Jurisdiction of                            (IRS Employer ID No.)
Incorporation or Organization)

                               9601 JERONIMO ROAD
                            IRVINE, CALIFORNIA 92618
                    (Address of Principal Executive Offices)

                                ----------------

               MAI SYSTEMS CORPORATION 2001 RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                                ----------------

            W. BRIAN KRETZMER, CHIEF EXECUTIVE OFFICER and PRESIDENT
                             MAI SYSTEMS CORPORATION
                               9601 JERONIMO ROAD
                            IRVINE, CALIFORNIA 92618
                     (Name and Address of Agent for Service)

                                 (949) 598-6000

          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                               PROPOSED          PROPOSED
   TITLE OF SECURITIES         AMOUNT           MAXIMUM           MAXIMUM         AMOUNT OF
         TO BE                 TO BE        OFFERING PRICE      AGGREGATE       REGISTRATION
      REGISTERED             REGISTERED       PER SHARE(1)    OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------
Common Stock share per .... 1,250,000(2)        $0.24            $300,000          $75.00
============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended and based upon an average of the high and low prices reported on the American Stock Exchange on October 25, 2001.

(2) This registration statement shall also cover any additional shares of our common stock ("Common Stock") which become issuable under the MAI Systems Corporation 2001 Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Commission are incorporated herein by reference:

o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by the Company's Amendment No. 1 to Form 10-K filed on October 26, 2001 (the "Annual Report").

o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001;

o All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act; and

o The description of Common Stock contained in our report on Form 8-A/A filed with the Commission on February 24, 1994 pursuant to the Exchange Act.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of common stock offered hereby have been passed upon for us by David M. Griffith, Esq., our general counsel. Mr. Griffith current holds a warrant to acquire 25,000 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director.
Article VI of our by-laws provides:

     "SECTION 1. Indemnification. (a) Any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption hereunder that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

          (b) Any person made a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the person shall be adjudged liable to the Corporation for negligence or misconduct in the performance of his or duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

          (c) To the extent that any person referred to above has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          (d) Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders entitled to vote at any meeting by majority vote of the quorum present.

          (e) Expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding by a person who may be entitled to indemnity under the above provisions may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by a majority vote of a quorum of the Board of Directors of the Corporation who are not parties to such action, suit or proceeding upon receipt of an understanding by or on behalf of the person to whom payment is to be made that he or she will repay the amounts advanced unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation in accordance with the above provisions.

          (f) The indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors, insurance agreement, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to hold the relationship to the Corporation referred to above and shall inure to the benefit of the heirs, executors and administrations of any such person."

     We have entered or will enter into agreements to provide indemnification for our directors and certain officers consistent with our articles of incorporation and by-laws. In addition, we have also obtained a policy of directors' and officers' liability insurance for our directors and officers to insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation of MAI Systems Corporation, incorporated by reference to Exhibit 3.1 to the Company's 1996 Annual Report on Form 10-K.

4.2 Amendment No. 1 to the Amended and Restated Certificate of Incorporation of MAI Systems Corporation, incorporated by reference to Exhibit 3.2 to the Company's 1996 Annual Report on Form 10-K.

4.3 By-laws of MAI Systems Corporation, incorporated by reference to Exhibit 2(b) to the Registrant's Registration Statement on Form 8-A/A filed with the Commission on February 24, 1994.

4.4 Amendment No. 2 to the Amended and Restated Certificate of Incorporation of MAI Systems Corporation incorporated by reference to Exhibit 3.4 to the Company's 1998 Annual Report on Form 10-K.

4.5  MAI Systems Corporation 2001 Restricted Stock Plan.

5.1 Opinion of David M. Griffith, as to the validity of the securities registered hereunder.

23.1 Consent of David M. Griffith (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of KPMG LLP, independent auditors.

24   Power of Attorney (included on signature page).

----------

ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on October 26, 2001.

                                           MAI SYSTEMS CORPORATION

                                           By: /s/ W. BRIAN KRETZMER
                                               ---------------------------------
                                                   W. BRIAN KRETZMER
                                                   Chief Executive Officer,
                                                   President and Secretary
                                                   (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. Brian Kretzmer and James W. Dolan, his true and lawful attorneys-in-fact and agents, with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                            TITLE                                               DATE
        ---------                            -----                                               ----
/s/ RICHARD S. RESSLER            Chairman of the Board and Director                       October 26, 2001
---------------------------
    RICHARD S. RESSLER


/s/ W. BRIAN KRETZMER             Chief Executive Officer, President and                   October 26, 2001
---------------------------       Secretary (Principal Executive Officer)
    W. BRIAN KRETZMER


/s/ JAMES W. DOLAN                Chief Financial and Operating Officer                    October 26, 2001
---------------------------       (Principal Financial and Accounting Officer)
    JAMES W. DOLAN


/s/ MORTON O. SHAPIRO             Director                                                 October 26, 2001
---------------------------
    MORTON O. SHAPIRO


/s/ ZOHAR LOSHITZER               Director                                                 October 26, 2001
---------------------------
    ZOHAR LOSHITZER


/s/ STEPHEN ROSS                  Director                                                 October 26, 2001
---------------------------
    STEPHEN ROSS


/s/ STEVEN F. MAYER               Director                                                 October 26, 2001
---------------------------
    STEVEN F. MAYER

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

4.1 Amended and Restated Certificate of Incorporation of MAI Systems Corporation, incorporated by reference to Exhibit 3.1 to the Company's 1996 Annual Report on Form 10-K.

4.2 Amendment No. 1 to the Amended and Restated Certificate of Incorporation of MAI Systems Corporation, incorporated by reference to Exhibit 3.2 to the Company's 1996 Annual Report on Form 10-K.

4.3 By-laws of MAI Systems Corporation, incorporated by reference to Exhibit 2(b) to the Registrant's Registration Statement on Form 8-A/A filed with the Commission on February 24, 1994.

4.4 Amendment No. 2 to the Amended and Restated Certificate of Incorporation of MAI Systems Corporation incorporated by reference to Exhibit 3.4 to the Company's 1998 Annual Report on Form 10-K.

4.5  MAI Systems Corporation 2001 Restricted Stock Plan.

5.1 Opinion of David M. Griffith, as to the validity of the securities registered hereunder.

23.1 Consent of David M. Griffith (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of KPMG LLP, independent auditors.

24   Power of Attorney (included on signature page).